Eastman Chemical Company Material Flows


Other Purchased Materials
Wood Pulp
Coal / Oxygen
Natural Gas / Olefins
Para-xylene/ Oxygen
Multiple Step Organic Synthesis
Cellulose Esters
Methanol
Methyl Acetate
Acetic Anhydride
Syngas
Olefins
Terephthalic Acid
Dimethyl Terephthalate
Hydroquinone/Derivatives
Plastic Additives
Sucrose Acetate Isobutyrate
Insoluble Sulfur
PPDs
Heat Transfer Fluids
Acetate Tow
Acetate Yarn
Excipients
Cellulose Esters
Acids
Anhydrides
Arylides
Esters
Waxes/Resins
Ketones
Aldehydes
Alcohols
Glycols
Esters
Plasticizers
PVB Resin
Amines
Specialty Copolyesters
Performance Films

2018 Total Cost of Operations*



Olefin Feedstocks
Natural Gas
Wood Pulp
Paraxylen
Methanol
Polyvinyl Alcohol
Coal
Other Raw Materials

*Total Cost of Operations defined as sales less earnings before interest and taxes excluding non-core and unusual items. Non-core and unusual items are defined in "Management's Discussion and Analysis of Financial Condition Results of Operations - Non-GAAP Financial Measures" in Part II, Item 7 of the 2018 Annual Report on Form 10-K.